CONTACTS: Media Inquiries

Krista McClure

(248) 435-7115

krista.mcclure@arvinmeritor.com

Investor Inquiries

Brian Casey

(248) 435-0015

brian.casey@arvinmeritor.com

ArvinMeritor Announces Expiration and Settlement of Exchange Offer

TROY, Mich. (Sept. 30, 2005) — ArvinMeritor, Inc. (NYSE:ARM) today announced the expiration of its offer to exchange a new series of Senior Notes due Sept. 15, 2015, for up to $350 million of its outstanding $499 million 6.80 percent Senior Notes (the “6.80 percent Notes”) due Feb. 15, 2009, and $150 million 7.125 percent Senior Notes (the “7.125 percent Notes” and, together with the 6.80 percent Notes, the “Old Notes”) due March 15, 2009. The exchange offer expired at midnight (ET) on Sept. 28, 2005.

As of the expiration date, holders had validly tendered and not withdrawn $193.9 million aggregate principal amount of the 6.80 percent Notes and $58.6 million aggregate principal amount of 7.125 percent Notes. The company has accepted all of the Old Notes validly tendered and not withdrawn as of the expiration date.

Settlement of the exchange offer occurred on Sept. 30, 2005. With the settlement of the exchange offer, the company issued $252.5 million aggregate principal amount of new 8.125 percent Senior Notes due Sept. 15, 2015 (the “New Notes”).

The New Notes have been issued only to holders of the outstanding Old Notes that have certified certain matters to the company, including their status as “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States, absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The offer to exchange was made solely by the Offering Memorandum and related letter of transmittal.

ArvinMeritor, Inc. is a premier $8 billion global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves light vehicle, commercial truck, trailer and specialty original equipment manufacturers and related aftermarkets. Headquartered in Troy, Mich., ArvinMeritor employs approximately 31,000 people at more than 120 manufacturing facilities in 25 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company’s Web site at: www.arvinmeritor.com.

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Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, global economic and market conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its customers and suppliers; the financial condition of the company’s suppliers and customers, including potential bankruptcies; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in the filings of the company with the Securities and Exchange Commission.